UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 7, 2025

ALLIENT INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-04041	84-0518115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

495 Commerce Drive
Amherst, New York 14228
(Address of Principal Executive Offices, including zip code)

(716) 242-8634
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	ALNT	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement with Helmut D. Pirthauer

On January 7, 2025, Heidrive GmbH (“Heidrive”), a wholly-owned subsidiary of Allient, Inc. (the “Company”), and Helmut D. Pirthauer, Vice President and Group President, executed a Third Amendment (the “Amendment”) to the Managing Director’s Contract of Employment (as amended, the “Employment Agreement”). The Amendment is effective as of December 18, 2024. The relevant provisions of the Amendment are discussed below.

Term. Unless terminated earlier in accordance with its terms, the Employment Agreement will remain effective until December 31, 2027.

Base Salary. Mr. Pirthauer’s annual base salary is €325,000 for 2024; €360,000 for 2025; €408,000 for 2026 and €432,000 for 2027.

Annual Cash Incentive Bonus at Target. The target annual cash incentive bonus will be €126,000 for 2024. Thereafter, the target bonus will be 40%, 45% and 45% of annual base salary for 2025, 2026 and 2027, respectively.

The foregoing is a summary description of the terms and conditions of the Amendment and is qualified in its entirety by reference to the Amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:January 10, 2025

ALLIENT INC.

By: /s/ James A. Michaud

James A. Michaud
Senior Vice President & Chief Financial Officer